SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

February 6, 2003

V. I. TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-24241	11-3238476
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification no.)

134 Coolidge Avenue

Watertown, Massachusetts 02472

(617) 926-1551

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

ITEM 5.    OTHER EVENTS

On February 6, 2003, V. I. Technologies, Inc. (“Vitex”) announced an update on expressions of interest received from certain institutional and venture capital shareholders in exercising their basic subscription rights and, in some cases, their oversubscription rights to purchase shares of the Company’s common stock under the proposed $20 million rights offering announced on January 21, 2003. To date, the Company has received non-binding expressions of interest in the rights offering totaling between $13 million and $18 million. A copy of the Vitex press release dated February 6, 2003 is attached as Exhibit 99.1 to this current report on Form 8-K and is incorporated herein by reference.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

(c)    Exhibits:

99.1             Press Release of V. I. Technologies, Inc. dated February 6, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

V. I. TECHNOLOGIES, INC.

Dated: February 6, 2003	By: /s/ JOHN R. BARR

John R. Barr, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of V.I. Technologies, Inc. dated February 6, 2003.

2